NEWFLO Corporation
                                Exhibit 11
               Statement Re: Computation of Per Share Earnings
            Computation of Shares Used in Per Share Calculations

<CAPTIONS>
                                  Three Months Ended       Six Months Ended
                                       June  30                June 30
                                  1996         1995       1996          1995
                                  (000's Omitted, except for per share data)
Primary:
- --------
Weighted average shares of
 common stock outstanding        196,638     196,638     196,638     196,638
                                --------    --------    --------    --------
Common stock equivalents
  Net effect of dilutive
   warrants based on the
   the treasury stock method       5,504       5,504       5,504       5,504
                                --------    --------    --------    --------
  Conversion of preferred
   stock                          51,796      51,796      51,796      51,796
                                --------    --------    --------    --------
Total shares used in calculation
  of net income per share        253,938     253,938     253,938     253,938
                                ========    ========    ========    ========
Net income attributable to
  common shares                   $1,528      $1,600      $3,041      $1,296
                                ========    ========    ========    ========

Net income per common share        $6.02       $6.30      $11.98       $5.10
                                ========    ========    ========    ========

Fully diluted:
- --------------

Weighted average shares of
  common stock outstanding       196,638     196,638     196,638     196,638
                                --------    --------    --------    --------
Common stock equivalents
  Net effect of dilutive
  warrants-based on the
  treasury stock method            5,504       5,504       5,504       5,504
                                --------    --------    --------    --------
  Conversion of preferred
   stock                          51,796      51,796      51,796      51,796
                                --------    --------    --------    --------
Total shares used in calculation
  of net income per share        253,938     253,938     253,938     253,938
                                ========    ========    ========    ========

Net income attributable to
  common shares                   $1,528      $1,600      $3,041      $1,296
                                ========    ========    ========    ========

Net income per common share        $6.02       $6.30      $11.98       $5.10
                                ========    ========    ========    ========

See notes to condensed consolidated financial statements

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